Report of Independent Registered Public
Accounting Firm

To the Board of Trustees and Shareholders of
		Legacy Funds Group:

We have audited the accompanying statements of assets and liabilities, of the Legacy Funds Group (comprised of The Multi-Cap Core Equity Fund, The Core Bond Fund, and The Federal Money Fund) (collectively "the Funds") including the schedules of investments, as of April 30, 2005, and the related statements of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and financial highlights for each of the three years in the period then ended. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting.
Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of April 30, 2005, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Legacy Funds Group as of April 30, 2005, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and financial highlights for the years three years in the period then ended, in conformity with U.S. generally accepted accounting principles.


Columbus, Ohio
June 20, 2005